                                                                  EXHIBIT 7.7


                                                            RICHARD M. OSBORNE
7001 CENTER STREET
MENTOR, OHIO 44061-1020
______________________________________________________________________________
                                                      Telephone (216) 951-1111
                                                            Fax (216) 255-8645

CERTIFIED MAIL, RETURN RECEIPT REQUESTED

                              September 9, 1996


Board of Directors
Haverfield Corporation
Terminal Tower
50 Public Square, Suite 444
Cleveland, OH  44113-2203

Attention:     Ms. Nancy M. Czupik
               Secretary

       RE:     Demand for Shareholder List

Dear Sirs:

     The Richard M. Osborne Trust (the "Trust") and Turkey Vulture Fund XIII, Ltd. (the "Fund") are the beneficial owners of 190,219 shares of Haverfield Corporation (the "Company"). The Trust and the Fund have filed a Schedule 13D disclosing such ownership, and the Trust and the Fund have not disposed of any such shares.

     As owners of 9.98% of the Company, the Trust and the Fund give careful consideration to strategies to enhance the shareholder value of the Company. Notwithstanding that such approval is not necessary under applicable law and regulation, I seek your confirmation that acquisition of additional shares by the Trust or the Fund in excess of 10% ownership is appropriate. The Trust and/or the Fund may seek the approval of the Office of Thrift Supervision to acquire more than 10% of the Company's outstanding stock.

     The Trust and the Fund respectfully request, pursuant to Section 1701.37(C) of the General Corporation Law of the State of Ohio and the common law of the State of Ohio, the right to inspect the Company's stock ledger and list of its stockholders as of August 30, 1996 (the "Record Date") and to make copies and extracts therefrom.

     Pursuant to Section 1701.37(C) of the General Corporation Law and the common law of the State of Ohio, the Trust and the Fund are entitled to, and demand, as a part of the foregoing demand for inspection, the following:

Haverfield Corporation
September 9, 1996
Page 2

          (A) A complete record or list of the Company's stockholders, certified by its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as of the Record Date.

          (B) All information in the Company's possession, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of the Company's stock, including an alphabetical breakdown of any holdings in the respective names of Cede & Co., Kray & Co., Philadep and DLJ, and other similar depositaries or nominees.

          (C) A list of non-objecting beneficial owners, which is available to the Company from brokers and dealers pursuant to Rule 14b-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and from banks pursuant to Rule 14b-2 of the 1934 Act.

          (D) A list of stockholders as of the Record Date of all stockholders owning 1,000 or more shares of the Company stock arranged in descending order.

     The Trust and the Fund demand that modifications, additions or deletions to any and all information referred to in paragraphs (A) through (D) above from the date of any information, to and including 30 days from the Record Date, be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Company or its agents or representatives.

     The Trust and the Fund will bear the reasonable costs incurred by the Company (including those of its transfer agent) in connection with the production of the above information. The above material should be produced within five business days of your receipt of this letter.

     The Trust and the Fund hereby designate and authorize Grady & Associates, their employees, and any other persons designated by them or by the undersigned, acting alone or in any combination, to conduct the inspection and copying herein requested. The power of attorney form is appended to this letter.

     The purpose of the requested examination is to ascertain the names and addresses of other shareholders in order to communicate with them concerning corporate affairs relating to our mutual interests as shareholders.

     Please advise Francis X. Grady ((216) 241-3555) of Grady & Associates, 1468 West 9th Street, Suite 620, Cleveland, Ohio 44113-1220, where and when the requested information will be available to the designated agents of the undersigned.

Haverfield Corporation
September 9, 1996
Page 3

     Please sign a copy of this letter to indicate your receipt hereof and return it in the prepaid, self-addressed return envelope.

                              Sincerely yours,
                              THE RICHARD M. OSBORNE TRUST

                              By: /s/ Richard M. Osborne Trustee
                                 ------------------------
                                   Richard M. Osborne, Trustee

                              TURKEY VULTURE FUND XIII, LTD.

                              By: /s/ Richard M. Osborne
                                 ------------------------
                                   Richard M. Osborne, Manager


Enclosure
(3:59 pm 9/9/96
19900.RMO)smt

STATE OF OHIO            )
                         ) ss:
COUNTY OF LAKE           )


     On this 10th day of September, 1996, there personally appeared before me, a notary public for the state and county aforesaid, Richard M. Osborne, trustee of the Richard M. Osborne Trust and manager of the Turkey Vulture Fund XIII, Ltd., personally known to me, who does hereby state, after being duly sworn according to law, that he is the trustee of the Richard M. Osborne Trust and manager of Turkey Vulture Fund XIII, Ltd., the latter an Ohio limited liability company, that he is authorized to make the foregoing demand and this verification and to execute the foregoing demand, and that the facts and statements in said demand are true and correct.

     SWORN TO AND SUBSCRIBED before me this 10th day of September, 1996.

                                        /s/ Debbie Lane
                                        ----------------
                                        Notary Public


                                                     Debbie Lane
                                            Notary Public to: the state of Ohio
                                            My Commission Expires June 12, 1999
                                                Recorded in Lake County

                         POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that I, Richard M. Osborne, as trustee of the Richard M. Osborne Trust (the "Trust") and manager of the Turkey Vulture Fund XIII, Ltd. (the "Fund"), do hereby make, constitute and appoint Grady & Associates to act as true and lawful attorneys in fact for the Trust and the Fund, in the name, place and stead of the Trust and the Fund in all matters regarding the examination of the list of shareholders of Haverfield Corporation, giving and granting unto said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite necessary and proper to be done in and without the premises, as fully, to all intents and purposes as the Trust and the Fund might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my attorneys or the substitute shall lawfully do or cause to be done.

     IN WITNESS WHEREOF, I have hereunto set my hand this   day of September,
1996.
                                        THE RICHARD M. OSBORNE TRUST
WITNESSED BY:

/s/ Sue Koenig                          /s/ Richard M. Osborne Trustee
- --------------                          -------------------------------
Sue Koenig                              By: Richard M. Osborne, Trustee


                                        TURKEY VULTURE FUND XIII, LTD.


/s/ Debbie Lane                         /s/ Richard M. Osborne
- ---------------                         -------------------------------
Debbie Lane                             By: Richard M. Osborne, Manager


STATE OF OHIO          )
                       ) ss:
COUNTY OF LAKE         )

     Subscribed and sworn to before me this 10th day of September, 1996.


                                        /s/ Debbie Lane
                                        ---------------------------
                                        Notary Public

                                                    Debbie Lane
                                            Notary Public to: the state of Ohio
                                            My Commission Expires June 12, 1999
                                                Recorded in Lake County